UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 6)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	16-1736884
(State of incorporation or organization)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Stock Purchase Rights	Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Morgans Hotel Group Co. (the “Company”) hereby amends its Form 8-A dated October 10, 2007, as amended on July 30, 2008 and further amended on October 2, 2009, October 16, 2009, April 22, 2010 and October 4, 2012, relating to the Amended and Restated Stockholder Protection Rights Agreement (the “Rights Agreement”) between the Company and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC), as Rights Agent (“Computershare”), dated as of October 1, 2009 and as amended on October 15, 2009, April 21, 2010 and October 3, 2012. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Rights Agreement.

The Company and Computershare entered into Amendment No. 4 to the Rights Agreement, dated as of April 24, 2014 (“Amendment No. 4”), to amend the definition of “Expiration Time” to the Close of Business on April 24, 2014. Amendment No. 4 has the effect of terminating the Rights Agreement and all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement have expired.

Amendment No. 4 is attached hereto as Exhibit 5, and is hereby incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4.

Item 2.	Exhibits.

Exhibit No.	Description

(1)	Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between Morgans Hotel Group Co. and Mellon Investor Services LLC, as Rights Agent (including Forms of Rights Certificate and Assignment and of Election to Exercise as Exhibit A thereto and Form of Certificate of Designation and Terms of Participating Preferred Stock as Exhibit B thereto) (incorporated by reference to Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 2, 2009).

(2)	Amendment No. 1, dated as of October 15, 2009, to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between Morgans Hotel Group Co. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2009).

(3)	Amendment No. 2, dated as of April 21, 2010, to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between Morgans Hotel Group Co. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 22, 2010).

(4)	Amendment No. 3, dated as of October 3, 2012, to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009 and as amended on October 15, 2009 and April 21, 2010, between Morgans Hotel Group Co. and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC), as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2012).

(5)	Amendment No. 4, dated as of April 24, 2014, to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009 and as amended on October 15, 2009, April 21, 2010 and October 3, 2012, between Morgans Hotel Group Co. and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC), as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 24, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MORGANS HOTEL GROUP CO.

By:	/s/ Richard Szymanski
Name: Richard Szymanski
Title: Chief Financial Officer

Date: April 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

(1)	Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between Morgans Hotel Group Co. and Mellon Investor Services LLC, as Rights Agent (including Forms of Rights Certificate and Assignment and of Election to Exercise as Exhibit A thereto and Form of Certificate of Designation and Terms of Participating Preferred Stock as Exhibit B thereto) (incorporated by reference to Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 2, 2009).

(2)	Amendment No. 1, dated as of October 15, 2009, to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between Morgans Hotel Group Co. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2009).

(3)	Amendment No. 2, dated as of April 21, 2010, to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between Morgans Hotel Group Co. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 22, 2010).

(4)	Amendment No. 3, dated as of October 3, 2012, to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009 and as amended on October 15, 2009 and April 21, 2010, between Morgans Hotel Group Co. and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC), as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2012).

(5)	Amendment No. 4, dated as of April 24, 2014, to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009 and as amended on October 15, 2009, April 21, 2010 and October 3, 2012, between Morgans Hotel Group Co. and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC), as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 24, 2014).